Exhibit 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 27, 2006, relating to the financial statements and financial statement schedule of Southern Company, and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Southern Company for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

May 24, 2006